CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag
Executive Vice President
Chief Financial Officer
(563)589-1994
Bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

Dubuque, IA, October 22, 2020 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors approved its regular quarterly cash dividend of $0.20 per share on the company's common stock payable on November 30, 2020, to stockholders of record at the close of business on November 13, 2020. As of September 30, 2020, there were 36,885,390 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.

About Heartland Financial USA, Inc.
Heartland is a diversified financial services company with assets of $15.0 billion. The Company provides banking, mortgage, private client, investment, treasury management, card services, and insurance to individuals and businesses. Heartland currently has 113 banking locations serving 82 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Any statements about Heartland’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements include information about possible or assumed future results of Heartland’s operations or performance. These forward-looking statements are generally identified by the use of the words ‘‘believe”, “expect’’, ‘‘intent”, “anticipate’’, ‘‘plan”, “estimate’’, ‘‘project”, ‘‘will”, ‘‘would”, ‘‘could”, ‘‘should’’, “may”, “view”, “opportunity”, “potential”, or similar expressions that are used in this release, and future oral and written statements of Heartland and its management. Although Heartland has made these statements based on management’s experience and best estimate of future events, the ability of Heartland to predict results or the actual effect of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's reports filed with the Securities and Exchange Commission (“SEC”), include, among others:

• The impact of the COVID-19 pandemic on Heartland and U.S. and global financial markets;
• Measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
• The deterioration of the U.S. economy in general and in the local economies in which Heartland conducts its operations; increasing credit losses due to deterioration in the financial condition of its borrowers, based on declining oil prices and asset and collateral values, which may continue to increase the provision for credit losses and net charge-offs of Heartland;

• Civil unrest in the communities that Heartland serves;
• Levels of unemployment in the geographic areas in which Heartland operates;
• Real estate market values in these geographic areas;
• Future natural disasters and increases to flood insurance premiums;
• The effects of past and any future terrorist threats and attacks, acts of war or threats thereof;
• The level of prepayments on loans and mortgage-backed securities;
• Legislative and regulatory changes affecting banking, tax, securities, insurance and monetary and financial matters;
• Monetary and fiscal policies of the U.S. Government including policies of the U.S. Department of Treasury and the Federal Reserve Board;
• The quality or composition of the loan and investment portfolios of Heartland;
• Demand for loan products and financial services, deposit flows and competition in Heartland’s market areas;
• Changes in accounting principles and guidelines;
• The timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet;
• The ability of Heartland to implement technological changes as planned and to develop and maintain secure and reliable electronic delivery systems;
• Heartland’s ability to retain key executives and employees; and
• The ability of Heartland to successfully consummate acquisitions and integrate acquired operations.

The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The COVID-19 pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. The deterioration in general business and economic conditions and turbulence in domestic and global financial markets caused by the COVID-19 pandemic have negatively affected Heartland’s net income, total equity and book value per common share, and continued economic deterioration could adversely affect the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks believe that a recession or depression may result from the continued spread of COVID-19 and the economic consequences.

These risks and uncertainties should be considered in evaluating forward-looking statements made by Heartland or on its behalf, and undue reliance should not be placed on these statements. There can be no assurance that other factors not currently anticipated by Heartland will not materially and adversely affect Heartland’s business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the recent outbreak of the COVID-19 pandemic and the impact of varying governmental responses that affect Heartland’s customers and the economies where they operate. Please take into account that forward-looking statements speak only as of the date they are made, and except as required by applicable law, Heartland does not undertake any obligation to publicly correct or update any forward-looking statement. Further information concerning Heartland and its business, including additional factors that could materially affect Heartland’s financial results, is included in Heartland’s filings with the SEC.

###